Exhibit 99.2

Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information gives effect to the following transactions:

•                  The issuance of 17,917,695 shares of our common stock at an offering price of $4.50 per share for total proceeds of $80.6 million

•                  The issuance of $230.4 million in bonds

•                  The acquisition of assets from Baytex Energy USA Ltd. for an estimated purchase price of $311.0 million.

The unaudited pro forma combined balance sheet as of March 31, 2012 is based on our unaudited consolidated balance sheet as of March 31, 2012, included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, and gives effect to the transactions described above as if they occurred on March 31, 2012.

The unaudited pro forma combined income statement for the three months ended March 31, 2012 is based on our unaudited combined income statement for the three months ended March 31, 2012, included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, and the unaudited Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Bakken Hunter, LLC, from Baytex Energy USA Ltd., included in this Amendment No. 1 to Current Report on Form 8-K, and gives effect to the transactions described above as if they occurred on January 1, 2011.

The unaudited pro forma combined income statement for the year ended December 31, 2011 is based on our audited consolidated income statement for the year ended December 31, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the audited Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Bakken Hunter, LLC, from Baytex Energy USA Ltd., included in this Amendment No. 1 to Current Report on Form 8-K, and gives effect to the transactions described above as if they occurred on January 1, 2011.

The unaudited pro forma combined financial statements presented herein have been included as required by the rules of the SEC and are provided for comparative purposes only. These unaudited pro forma combined financial statements should be read in conjunction with our historical consolidated financial statements and related notes for the periods presented.

The unaudited pro forma combined financial statements presented herein are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ. The unaudited pro forma combined financial statements presented herein are not necessarily indicative of the financial results that would have occurred had the transactions described above occurred on the dates indicated and should not be viewed as indicative of operations in the future. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transactions discussed above and that the pro forma adjustments give appropriate effect to those assumptions.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2012

(in thousands, except share and per-share data)

	Magnum Hunter Historical	Baytex Assets Pro Forma Adjustments		Combined Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,499	$80,600	(2)	$31,499
		230,400	(2)
		(311,000)	(1)
Accounts receivable	52,461	—		52,461
Derivative assets	9,288	—		9,288
Prepaids and other current assets	7,896	—		7,896
Total current assets	101,144	—		101,144

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	1,105,002	311,450	(1)	1,416,452
Gas gathering and other equipment	122,996	—		122,996
Total property and equipment, net	1,227,998	311,450		1,539,448

OTHER ASSETS:
Deferred financing costs, net of amortization	10,669	6,855	(2)	17,524
Derivatives and other long-term assets	9,845	—		9,845
Total assets	$1,349,656	$318,305		$1,667,961

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$5,159	$—		$5,159
Accounts payable	132,889	9,435	(2)	142,324
Accrued liabilities	6,397	—		6,397
Revenue payable	17,947	—		17,947
Derivatives and other current liabilities	8,937	—		8,937
Total current liabilities	171,329	9,435		180,764

Notes payable, less current portion	364,366	230,370	(2)	594,736
Asset retirement obligation	22,457	450	(1)	22,907
Deferred tax liability	94,987	—		94,987
Derivative and other long term liability	13,958	—		13,958
Total liabilities	667,097	240,255		907,352

COMMITMENTS AND CONTINGENCIES				—

REDEEMABLE PREFERRED STOCK:
Series A Preferred Units of Eureka Hunter Holdings	58,132	—		58,132
Series C Cumulative Perpetual Preferred Stock	100,000	—		100,000
				—
SHAREHOLDERS’ EQUITY:				—
Shareholders’ equity	522,257	78,050	(2)	600,307
Non-controlling interest	2,170	—		2,170
Total Equity	524,427	78,050		602,477
Total liabilities and shareholders’ equity	$1,349,656	$318,305		$1,667,961

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

For the Three Months Ended March 31, 2012

(in thousands, except share and per-share data)

	Magnum Hunter Historical	Baytex Assets Historical	Baytex Assets Pro Forma Adjustments		Combined Pro Forma
REVENUE:
Oil and gas sales	$51,172	$5,109	$—		$56,281
Field operations and other	6,024	—	—		6,024
Total revenue	57,196	5,109	—		62,305

EXPENSES:
Lease operating expenses	11,241	558	—		11,799
Severance taxes and marketing	3,723	684	—		4,407
Exploration	345	—	—		345
Field operations	2,838	—	—		2,838
Impairment of unproved oil & gas properties	8,671	—	—		8,671
Depreciation, depletion and accretion	26,728	—	2,955	(3)	29,683
General and administrative	15,199	—	—		15,199
Total expenses	68,745	1,242	2,955		72,942

INCOME (LOSS) FROM OPERATIONS	(11,549)	3,867	(2,955)		(10,637)

OTHER INCOME AND (EXPENSE):
Interest income	7	—	—		7
Interest expense	(5,384)	—	(6,173	)(3)	(11,557)
Gain (Loss) on derivative contracts	(1,415)	—	—		(1,415)
Other	368	—	—		368
Total other income and expense	(6,424)	—	(6,173)		(12,597)
Net loss from continuing operations before income taxes and non controlling interest	(17,973)	3,867	(9,128)		(23,234)

Income tax benefit	810	—	—		810
Net (income) loss attributable to non-controlling interest	26	—	—		26

Net loss attributable to Magnum Hunter from continuing operations	(17,137)	3,867	(9,128)		(22,398)
Income from discontinued operations	4,679	—	—		4,679

Net loss	(12,458)	3,867	(9,128)		(17,719)

Dividends on preferred stock	(4,594)	—	—		(4,594)

Net loss attributable to common shareholders	$(17,052)	$3,867	$(9,128)		$(22,313)

Loss per common share
Basic and diluted	$(0.16)				$(0.15)

Weighted average shares outstanding	133,122,192		17,917,695	(3)	151,039,887

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

For the Year Ended December 31, 2011

(in thousands, except share and per-share data)

	Magnum Hunter Historical	Baytex Assets Historical	Baytex Assets Pro Forma Adjustments		Combined Pro Forma
REVENUE:
Oil and gas sales	$106,266	$15,025	$—		$121,291
Field operations and other	9,865	—	—		9,865
Total revenue	116,131	15,025	—		131,156

EXPENSES:
Lease operating expenses	27,067	1,782	—		28,849
Severance taxes and marketing	7,475	1,981	—		9,456
Exploration	1,537	—	—		1,537
Field operations	7,879	—	—		7,879
Impairment of unproved oil & gas properties	1,108	—	—		1,108
Impairment of proved oil & gas properties	21,792	—	—		21,792
Depreciation, depletion and accretion	48,762	—	8,512	(3)	57,274
General and administrative	62,899	—	—		62,899
Total expenses	178,519	3,763	8,512		190,794

INCOME (LOSS) FROM OPERATIONS	(62,388)	11,262	(8,512)		(59,638)

OTHER INCOME AND (EXPENSE):
Interest income	27	—	—		27
Interest expense	(11,984)	—	(24,135	)(3)	(36,119)
Gain (Loss) on derivative contracts	(6,346)	—	—		(6,346)
Other	606	—	—		606
Total other income and expense	(17,697)	—	(24,135)		(41,832)
Net loss from continuing operations before income taxes and non controlling interest	(80,085)	11,262	(32,647)		(101,470)

Income tax benefit	696	—	—		696
Net (income) loss attributable to non-controlling interest	(249)	—	—		(249)

Net loss attributable to Magnum Hunter from continuing operations	(79,638)	11,262	(32,647)		(101,023)
Income from discontinued operations	2,977	—	—		2,977

Net loss	(76,661)	11,262	(32,647)		(98,046)

Dividends on preferred stock	(14,007)	—	—		(14,007)

Net loss attributable to common shareholders	$(90,668)	$11,262	$(32,647)		$(112,053)

Loss per common share
Basic and diluted	$(0.80)				$(0.85)

Weighted average shares outstanding	113,154,270		17,917,695		131,071,965

(1)  To record the acquisition of assets from Baytex Energy USA Ltd. for an estimated purchase price of $311.0 million.  The acquisition is accounted for under the purchase method of accounting.  All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment.  The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

Fair value of total purchase price:	(in thousands)

Cash	$311,000

Total	$311,000

Amounts recognized for assets acquired and liabilities assumed:
Oil and gas properties	$311,450
Asset retirement obligation	(450)

Total	$311,000

(2)  To record the source funds used to acquire the assets from Baytex.  The funds used to acquire the Baytex assets came from a combination of the issuance of common stock  and bonds.  The funds are allocated to the purchase price on a pro rata basis using the percentage of each offering to the total amount raised from both offerings.  Using this method, $230.4 million of the purchase price is assumed to have come from the bonds offering, and  $80.6 million is assumed to have come from the common stock offering, based on  17,917,695 shares at an offering price of $4.50 per share.  Legal fees and offering costs of $2.6 million are allocated to the  common stock offering and are taken as an offset to additional paid-in capital, and $6.9 million in deferred financing  costs are capitalized related to the bonds offering. The legal fees and deferred financing costs are recorded as pro forma adjustments to accounts payable.

(3)  To record the pro forma adjustment to the Baytex assets’ depletion expense as a result of treating the acquisition of the assets from Baytex as if it had occurred on January 1, 2011. Pro Forma adjustment to interest expense is based on interest calculated on the pro forma increase in bond indebtedness plus amortization of deferred financing costs on the bond issuance. The increase in weighted average common shares outstanding was based on the pro forma issuance of common shares to fund the acquisition.